Exhibit 99.1

        Jarden Corporation

        Rachel Wilson

        203-845-5300

        Investor Relations: Allison Malkin

        ICR, Inc.

        203-682-8225

        Press: Liz Cohen

        Weber Shandwick

        212-445-8044

FOR IMMEDIATE RELEASE

JARDEN REPORTS THIRD QUARTER RESULTS

Third Quarter Organic Net Sales Growth of 6%

Record Third Quarter Net Sales of $2.3 Billion

Record Third Quarter Segment Earnings of $348 Million

Third Quarter Segment Earnings Margin of 15.4%

Miami, FL, October 29, 2015 —Jarden Corporation (NYSE: JAH) today reported its financial results for the three and nine months ended September 30, 2015.

For the three months ended September 30, 2015:

•	Organic net sales grew 6.0% or $128 million in the third quarter of 2015;

•	Reported net sales were $2.3 billion for the third quarter 2015 and $2.1 billion for the same period in 2014;

•	Reported gross margin was 30.7% for third quarter 2015, compared to 31.4% for the same period in 2014;

•	Net income of $120 million for third quarter of 2015, compared to net income of $109 million for the same period in 2014;

•	Earnings per share was $0.57 per diluted share for third quarter 2015, based on 209 million weighted average shares outstanding, compared to earnings of $0.58 per diluted share for the same period in 2014, based on 188 million weighted average shares outstanding;

•	Adjusted gross margin was 31.9% in the third quarter 2015, compared to 32.3% for the same period in 2014;

•	Adjusted net income was $168 million in the third quarter of 2015, compared to $150 million for the same period in 2014; and

•	Adjusted earnings per share was $0.80 per diluted share in the third quarter of 2015, based on 209 million weighted average shares outstanding, and in the third quarter of 2014, based on 188 million weighted average shares outstanding.

For the nine months ended September 30, 2015:

•	Organic net sales grew 5.9% or $347 million;

•	Reported net sales were $5.9 billion compared to $5.8 billion for the same period in 2014;

•	Reported gross margin was 30.1%, compared to 30.6% for the same period in 2014;

•	Net income of $151 million, compared to net income of $164 million for the same period in 2014;

•	Earnings per share was $0.75 per diluted share, based on 200 million weighted average shares outstanding, compared to $0.87 per diluted share, based on 190 million weighted average shares outstanding, for the same period in 2014;

•	Adjusted gross margin was 31.0%, compared to 31.2% for the same period in 2014;

•	Adjusted net income was $295 million, compared to $292 million for the same period in 2014; and

•	Adjusted earnings per share was $1.48 per diluted share, based on 200 million weighted average shares outstanding, compared to $1.54 per diluted share for the same period in 2014, based on 190 million weighted average shares outstanding.

“We are pleased to announce another quarter of record net sales and record segment earnings. Despite the continuing macro foreign exchange headwinds, the diversity and strength of our businesses has allowed us to continue to produce strong financial results. Jarden’s authentic brands, supported by innovation and a robust operational platform, continue to drive our performance and value creation. We look forward to completing our acquisition of Jostens in early November and we expect Jostens to be a meaningful addition to our portfolio, strengthening Jarden’s overall financial position. Jostens will provide unique cross selling opportunities and end consumer channel revenue diversification,” said Martin E. Franklin, Executive Chairman.

James E. Lillie, Chief Executive Officer, commented, “We continue to see very positive momentum in our year to date and quarterly results as well as in our fourth quarter and 2016 forecast. Posting third quarter broad-based organic growth of 6.0% and a nine-month organic growth rate of 5.9%, further affirms our comfort with meeting or exceeding our goal of 3%-5% average organic annual growth. Segment earnings margin of 15.4% for the quarter is indicative of our focus on achieving consistent, long-term, profitable growth particularly given nearly 200 basis points of transactional foreign currency headwinds. I am also pleased to report that our acquisition and swift integration of Waddington is on track and that they are delivering revenue, earnings and synergies in line with our expectations. We are well positioned to integrate and begin accelerating the long term growth of Jostens upon its closing.”

Effective March 31, 2015, the Company deconsolidated its businesses in Venezuela and recorded the charges related to this accounting change, which are detailed in the notes to this release.

All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the fourth quarter of 2014.

Please see the schedule accompanying this release for a reconciliation of non-GAAP organic net sales growth, adjusted gross margins, segment earnings, adjusted net income and adjusted basic and diluted earnings per share to the comparable GAAP measures.

The Company will be hosting a conference call at 8:30 a.m. (EDT) today, October 29, 2015, to further discuss its third quarter results. To listen to the call by telephone, please dial 888-468-2440 (domestic) or 719-457-1035 (international) and provide passcode: 155638. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 155638 or visit www.jarden.com.

About Jarden Corporation

Jarden Corporation is a diversified, global consumer products company with a portfolio of over 120 trusted, authentic brands. Jarden’s record of strong financial performance and organic growth is supported by a focused operating culture coupled with value enhancing acquisitions and shareholder focused capital allocation. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Envirocooler®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew Cornell®, Mapa®, Millefiori®, NUK®, Pine Mountain®, Quickie®, Spontex®, Tigex®, Waddington, Yankee Candle® and YOU®; Outdoor Solutions: Abu Garcia®, AeroBed®, Berkley®, Campingaz® and Coleman®, Dalbello®, ExOfficio®, Fenwick®, Greys®, Gulp!®, Hardy®, Invicta®, K2®, Marker®, Marmot®, Mitchell®, PENN®, Rawlings®, Shakespeare®, Squadra®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; and Consumer Solutions: Bionaire®, Breville®, Cadence®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rainbow®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®. Headquartered in Florida, Jarden ranks #348 on the Fortune 500 and has approximately 35,000 employees worldwide. For further information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, meeting financial goals, segment earnings, net interest expense, income tax provision, cash flow from operations, restructuring costs and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, performance trends, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions, the ability of the Company to close the Jostens acquisition and the ability of the Company to raise the funds needed to close the Jostens acquisition. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

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JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Three months ended
	September 30, 2015			September 30, 2014
	As		Adjusted	As		Adjusted
	Reported	Adjustments	(Non-GAAP)	Reported	Adjustments	(Non-GAAP)
	(GAAP) (2)	(1)(4)	(1)(2)(4)	(GAAP) (2)	(1)(4)	(1)(2)(4)
Net sales	$2,256.3	$—	$2,256.3	$2,142.2	$—	$2,142.2
Cost of sales	1,562.8	(26.6)	1,536.2	1,468.9	(18.3)	1,450.6

Gross profit	693.5	26.6	720.1	673.3	18.3	691.6
	30.7%		31.9%	31.4%		32.3%
Selling, general and administrative expenses	443.3	(25.4)	417.9	442.7	(18.7)	424.0
	19.6%		18.5%	20.7%		19.8%
Restructuring costs, net	0.5	(0.5)	—	0.5	(0.5)	—

Operating earnings	249.7	52.5	302.2	230.1	37.5	267.6
Interest expense, net	57.2	(9.9)	47.3	52.7	(9.4)	43.3

Income before taxes	192.5	62.4	254.9	177.4	46.9	224.3
Income tax provision	72.3	14.4	86.7	68.8	5.3	74.1

Net income	$120.2	$48.0	$168.2	$108.6	$41.6	$150.2

Earnings per share:
Basic	$0.60		$0.84	$0.59		$0.81
Diluted	$0.57		$0.80	$0.58		$0.80
Weighted average shares outstanding:
Basic	200.1		200.1	184.3		184.3
Diluted	209.3		209.3	187.7		187.7

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Nine months ended
	September 30, 2015			September 30, 2014
	As		Adjusted	As		Adjusted
	Reported	Adjustments	(Non-GAAP)	Reported	Adjustments	(Non-GAAP)
	(GAAP) (2)	(1)(4)	(1)(2)(4)	(GAAP) (2)	(1)(4)	(1)(2)(4)
Net sales	$5,993.5	$—	$5,993.5	$5,849.1	$—	$5,849.1
Cost of sales	4,192.0	(55.9)	4,136.1	4,059.4	(35.7)	4,023.7

Gross profit	1,801.5	55.9	1,857.4	1,789.7	35.7	1,825.4
	30.1%		31.0%	30.6%		31.2%
Selling, general and administrative expenses	1,388.0	(110.7)	1,277.3	1,303.2	(49.0)	1,254.2
	23.2%		21.3%	22.3%		21.4%
Restructuring costs, net	5.0	(5.0)	—	3.1	(3.1)	—

Operating earnings	408.5	171.6	580.1	483.4	87.8	571.2
Interest expense, net	162.0	(29.2)	132.8	159.6	(24.2)	135.4
Loss on early extinguishment of debt	—	—	—	54.4	(54.4)	—

Income before taxes	246.5	200.8	447.3	269.4	166.4	435.8
Income tax provision	95.9	56.2	152.1	105.0	38.8	143.8

Net income	$150.6	$144.6	$295.2	$164.4	$127.6	$292.0

Earnings per share:
Basic	$0.79		$1.55	$0.89		$1.57
Diluted	$0.75		$1.48	$0.87		$1.54
Weighted average shares outstanding:
Basic	190.6		190.6	185.6		185.6
Diluted	199.5		199.5	189.5		189.5

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	September 30, 2015	September 30, 2014	December 31, 2014
Assets:
Cash and cash equivalents	$1,095.5	$706.3	$1,164.8
Accounts receivable, net	1,450.0	1,378.4	1,277.9
Inventories	2,084.5	1,787.5	1,504.7
Deferred taxes on income	244.1	227.9	166.2
Prepaid expenses and other current assets	185.8	168.8	204.4

Total current assets	5,059.9	4,268.9	4,318.0

Property, plant and equipment, net	942.2	846.5	849.9
Goodwill	3,531.8	2,904.0	2,880.2
Intangible assets, net	3,169.2	2,635.8	2,598.5
Other assets	172.4	167.8	152.7

Total assets	$12,875.5	$10,823.0	$10,799.3

Liabilities and stockholders’ equity:
Short-term debt and current portion of long-term debt	$545.0	$832.5	$594.9
Accounts payable	793.6	774.4	809.9
Accrued salaries, wages and employee benefits	199.8	210.3	195.1
Other current liabilities	496.2	466.4	477.3

Total current liabilities	2,034.6	2,283.6	2,077.2

Long-term debt	5,313.1	4,263.7	4,464.0
Deferred taxes on income	1,454.0	1,237.3	1,222.1
Other non-current liabilities	493.6	431.3	426.7

Total liabilities	9,295.3	8,215.9	8,190.0

Total stockholders’ equity	3,580.2	2,607.1	2,609.3

Total liabilities and stockholders’ equity	$12,875.5	$10,823.0	$10,799.3

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net income	$120.2	$108.6	$150.6	$164.4
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	61.8	48.1	158.8	140.8
Venezuela related charges	—	—	60.6	—
Stock-based compensation	7.0	(0.3)	48.2	40.7
Excess tax benefits from stock-based compensation	(0.3)	(0.3)	(21.8)	(35.2)
Other non-cash items	1.0	13.9	1.7	9.0
Changes in operating assets and liabilities, net effects from acquisitions:
Accounts receivable	(137.2)	(138.2)	(139.5)	(165.6)
Inventory	(93.7)	(94.8)	(499.0)	(331.6)
Accounts payable	(32.4)	53.3	(40.4)	111.6
Other current assets and liabilities	116.2	134.2	51.4	16.0

Net cash provided by (used in) operating activities	42.6	124.5	(229.4)	(49.9)

Cash flows from financing activities:
Net change in short-term debt	(59.5)	18.7	(65.9)	52.7
Proceeds from issuance of long-term debt	894.8	413.2	898.8	1,104.8
Payments on long-term debt	(12.9)	(38.6)	(37.2)	(589.6)
Issuance (repurchase) of common stock, net	931.2	0.3	897.7	(269.5)
Excess tax benefits from stock-based compensation	0.3	0.3	21.8	35.2
Debt issue costs	(7.5)	(1.5)	(7.5)	(18.1)
Other	(5.5)	—	(5.9)	(8.2)

Net cash provided by financing activities	1,740.9	392.4	1,701.8	307.3

Cash flows from investing activities:
Additions to property, plant and equipment	(48.8)	(49.9)	(146.5)	(149.2)
Acquisition of businesses, net of cash acquired	(1,360.7)	(409.3)	(1,393.9)	(517.7)
Other	1.9	(1.3)	41.0	3.5

Net cash used in investing activities	(1,407.6)	(460.5)	(1,499.4)	(663.4)

Effect of exchange rate changes on cash and cash equivalents	(10.3)	(15.4)	(42.3)	(16.2)

Net increase (decrease) in cash and cash equivalents	365.6	41.0	(69.3)	(422.2)
Cash and cash equivalents at beginning of period	729.9	665.3	1,164.8	1,128.5

Cash and cash equivalents at end of period	$1,095.5	$706.3	$1,095.5	$706.3

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2015
Net sales	$910.5	$602.4	$654.5	$114.2	$(25.3)	$2,256.3	$—	$2,256.3

Segment earnings (loss)	$173.7	$98.3	$88.9	$15.1	$—	$376.0	$(27.7)	$348.3

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(18.2)	—	(2.5)	—	—	(20.7)	—	(20.7)
Restructuring costs, net	(0.5)	—	—	—	—	(0.5)	—	(0.5)
Acquisition-related and other costs, net	(4.9)	0.7	(5.9)	—	—	(10.1)	(5.5)	(15.6)
Depreciation and amortization	(34.1)	(9.4)	(13.5)	(3.0)	—	(60.0)	(1.8)	(61.8)

Operating earnings (loss)	$116.0	$89.6	$67.0	$12.1	$—	$284.7	$(35.0)	$249.7

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2014
Net sales	$768.0	$612.4	$679.1	$104.9	$(22.2)	$2,142.2	$—	$2,142.2

Segment earnings (loss)	$135.1	$98.1	$87.7	$11.8	$—	$332.7	$(24.3)	$308.4

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(1.5)	(10.8)	—	—	—	(12.3)	—	(12.3)
Restructuring costs, net	—	(0.5)	—	—	—	(0.5)	—	(0.5)
Acquisition-related and other costs, net	(2.7)	(0.1)	(7.1)	—	—	(9.9)	(4.2)	(14.1)
Venezuela related charges (b)	—	—	—	—	—	—	(3.3)	(3.3)
Depreciation and amortization	(21.9)	(8.0)	(14.2)	(2.7)	—	(46.8)	(1.3)	(48.1)

Operating earnings (loss)	$109.0	$78.7	$66.4	$9.1	$—	$263.2	$(33.1)	$230.1

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	Foreign exchange losses on Venezuela cash conversion in 2014.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2015
Net sales	$2,233.1	$1,455.2	$2,032.7	$342.9	$(70.4)	$5,993.5	$—	$5,993.5

Segment earnings (loss)	$364.2	$192.6	$214.2	$45.9	$—	$816.9	$(110.9)	$706.0

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(18.2)	—	(2.5)	—	—	(20.7)	—	(20.7)
Restructuring costs, net	(3.0)	—	—	—	—	(3.0)	(2.0)	(5.0)
Acquisition-related and other costs, net	(14.8)	(8.5)	(20.6)	—	—	(43.9)	(8.5)	(52.4)
Venezuela related charges (b)	—	—	—	—	—	—	(60.6)	(60.6)
Depreciation and amortization	(75.9)	(28.4)	(40.8)	(8.8)	—	(153.9)	(4.9)	(158.8)

Operating earnings (loss)	$252.3	$155.7	$150.3	$37.1	$—	$595.4	$(186.9)	$408.5

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2014
Net sales	$2,074.2	$1,402.0	$2,118.1	$319.0	$(64.2)	$5,849.1	$—	$5,849.1

Segment earnings (loss)	$315.6	$189.9	$243.2	$42.4	$—	$791.1	$(97.9)	$693.2

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(1.5)	(12.1)	—	—	—	(13.6)	—	(13.6)
Restructuring costs, net	—	(1.5)	(1.6)	—	—	(3.1)	—	(3.1)
Acquisition-related and other costs, net	(9.1)	(4.1)	(17.5)	—	—	(30.7)	(4.7)	(35.4)
Venezuela related charges (b)	—	—	—	—	—	—	(16.9)	(16.9)
Depreciation and amortization	(63.8)	(22.4)	(42.3)	(8.3)	—	(136.8)	(4.0)	(140.8)

Operating earnings (loss)	$241.2	$149.8	$181.8	$34.1	$—	$606.9	$(123.5)	$483.4

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	Venezuela non-cash impairment, balance sheet remeasurement and deconsolidation charges in 2015 and foreign exchange losses on Venezuela cash conversion in 2014.

JARDEN CORPORATION

NOTES TO EARNINGS RELEASE

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the three and nine months ended September 30, 2015 and 2014.

For the three months ended September 30, 2015, adjustments to net income included $20.7 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory mostly associated with the acquisition of the Waddington Group, Inc.; $0.5 million of restructuring costs associated with international operations; $16.3 million of costs, primarily associated with rationalization of manufacturing and distribution facilities and acquisitions; $15.0 million of amortization of acquired intangible assets; and $9.9 million of non-cash original issue discount amortization on convertible notes. Also included in the adjustments to net income for the three months ended September 30, 2015 is the tax provision adjustment of $14.4 million, which reflects the normalization of the adjusted results to the Company’s 2015 estimated 34% effective tax rate.

For the three months ended September 30, 2014, adjustments to net income included $12.3 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with acquisitions; $0.5 million of restructuring costs primarily associated with international operations; $14.1 million of acquisition-related and other costs primarily associated with the rationalization of international manufacturing facilities and acquisition transaction costs; $3.3 million of Venezuela foreign exchange losses on cash conversion; $7.3 million of amortization of acquired intangible assets; and $9.4 million of non-cash original issue discount amortization on convertible notes. Also included in the adjustments to net income for the three months ended September 30, 2014 is the tax provision adjustment of $5.3 million, which reflects the normalization of the adjusted results to the Company’s 2014 estimated 33% effective tax rate.

For the nine months ended September 30, 2015, adjustments to net income included $60.6 million of Venezuela related charges, consisting of a non-cash impairment charge related to fixed assets, balance sheet remeasurement charges, and loss on deconsolidation; $20.7 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory mostly associated with the acquisition of the Waddington Group, Inc.; $53.1 million of costs primarily associated with European distribution realignment, rationalization of manufacturing and distribution facilities, other product related costs, Venezuela inventory write-down, and acquisition-related and other costs; $32.2 million of amortization of acquired intangible assets; $5.0 million of restructuring costs primarily associated with lease exit costs; and $29.2 million of non-cash original issue discount amortization on convertible notes. Also included in the adjustments to net income for the nine months ended September 30, 2015 is the tax provision adjustment of $56.2 million, which reflects the normalization of the adjusted results to the Company’s 2015 estimated 34% effective tax rate.

For the nine months ended September 30, 2014, adjustments to net income included $13.6 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with acquisitions; $3.1 million of restructuring costs primarily associated with international operations; $35.4 million of acquisition-related and other costs primarily associated with the rationalization of international manufacturing facilities and acquisition transaction costs; $16.9 million of Venezuela foreign exchange losses on cash conversion; $18.8 million of amortization of acquired intangible assets; $24.2 million of non-cash original issue discount amortization on convertible notes; and $54.4 million related to the loss on early extinguishment of debt. Also included in the adjustments to net income for the nine months ended September 30, 2014 is the tax provision adjustment of $38.8 million, which reflects the normalization of the adjusted results to the Company’s 2014 estimated 33% effective tax rate.

Note 2: All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the fourth quarter of 2014.

Note 3: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, certain acquisitions and exited businesses from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the three and nine months ended September 30, 2015:

	Three months ended		Nine months ended
	September 30, 2015		September 30, 2015
Reconciliation of Non-GAAP measure
Net sales increase	$114.1	5.3%	$144.4	2.5%
Foreign exchange impacts	131.4	6.2%	343.9	5.9%
(Acquisitions) exited businesses, net	(118.0)	(5.5)%	(141.0)	(2.5)%

Organic net sales growth	$127.5	6.0%	$347.3	5.9%

Note 4: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, non-cash impairment charges of goodwill, intangibles and other assets, adjustments relating to certain restructuring costs, acquisition-related and other costs, non-cash purchase accounting adjustments, the elimination of manufacturer’s profit in inventory, Venezuela related charges (deconsolidation, hyperinflationary and foreign exchange-related charges), non-cash stock-based compensation costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, non-cash original issue discount amortization and other items, as applicable. Adjusted gross margin is calculated by dividing adjusted gross profit by net sales. Segment earnings (As Adjusted EBITDA) margin is calculated by dividing segment earnings (As Adjusted EBITDA) by net sales. Adjusted selling, general and administrative expenses (SG&A) margin is calculated by dividing adjusted SG&A by net sales. Adjusted net interest expense is calculated by deducting original issue discount amortization from net interest expense. Adjusted income tax provision is calculated by adding the income tax provision adjustment, which reflects the normalization of the adjusted results to the Company’s estimated effective tax rate, to the income tax provision. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Adjusted gross margins:

	Three months ended			Nine months ended
	September 30,	September 30,	Increase/	September 30,	September 30,	Increase/
	2015	2014	(Decrease)	2015	2014	(Decrease)
Gross margins as reported	30.7%	31.4%	(0.7)%	30.1%	30.6%	(0.5)%
Fair market value adjustment to inventory	0.9%	0.6%	0.3%	0.3%	0.2%	0.1%
Acquisition-related and other costs, net	0.3%	0.3%	—	0.6%	0.4%	0.2%

Adjusted gross margins	31.9%	32.3%	(0.4)%	31.0%	31.2%	(0.2)%

Adjusted selling, general administrative (SG&A) expenses as a percent of sales:

	Three months ended			Nine months ended
	September 30,	September 30,	Increase/	September 30,	September 30,	Increase/
	2015	2014	(Decrease)	2015	2014	(Decrease)
Reported SG&A expenses as a percent of sales	19.6%	20.7%	(1.1)%	23.2%	22.3%	0.9%
Acquisition-related and other costs, net	(0.5)%	(0.4)%	(0.1)%	(0.3)%	(0.2)%	(0.1)%
Venezuela related charges	—	(0.2)%	0.2%	(1.0)%	(0.3)%	(0.7)%
Amortization of acquired intangibles	(0.6)%	(0.3)%	(0.3)%	(0.6)%	(0.4)%	(0.2)%

Adjusted SG&A expenses as a percent of sales	18.5%	19.8%	(1.3)%	21.3%	21.4%	(0.1)%

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